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                                EXHIBIT 23. (b)

                CONSENT OF NICHOLS, CAULEY & ASSOCIATES, P.C.
                        TO USE OF FINANCIAL STATEMENTS
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       [LETTERHEAD OF NICHOLS, CAULEY, & ASSOCIATES, P.C. APPEARS HERE]


                                        July 26, 1996


Colony Bankcorp, Inc.
Post Office Box 989
Fitzgerald, Georgia 31750

     RE:  Acquisition of Broxton State Bank


Nichols, Cauley & Associates, P.C. hereby consents to the inclusion in the registration statement to be filed by Colony Bankcorp, Inc. in connection with the issuance of its shares of common stock in the acquisition of Broxton State Bank of the audited financial statements of Broxton State Bank for the years ended December 31, 1995 and 1994, prepared by Nichols, Cauley & Associates, P.C. and to the reverence in the registration statement and prospectus which is a part thereof to Nichols, Cauley & Associates, P.C. as having prepared such financial statements.

Nichols, Cauley & Associates, P.C. further acknowledges awareness of the use in the registration statement of a report by it on unaudited financial information of Broxton State Bank as of June 30, 1995 and 1996.

                                        /s/Nichols, Cauley & Associates, P.C.
                                        NICHOLS, CAULEY & ASSOCIATES, P.C.